EXHIBIT A

Directors and Executive Officers of Knutsen NYK Offshore Tankers AS

Name and Position	Principal Occupation or Employment and Principal Business Address[1]	Citizenship
Trygve Seglem, President and Chief Executive Officer	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Øystein Emberland, Chief Financial Officer	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

John Einar Dalsvåg, Vice President, Chartering & Business Development	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Karl Gerhard B. Dahl, Senior Vice President Tax, Accounting and Administration	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Magnus Gudmundsen, Chief Operating Officer	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Geir Hagen, HSSE & QA Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Jorunn Seglem, Chair of the Board	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Anders Nome Lepsøe, Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Junya Omoto, Executive Vice President	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Japan

1 Unless otherwise indicated, the present principal occupation of each Covered Person is with Knutsen NYK Offshore Tankers AS.

Directors of NYK Holding (Europe) B.V.

Name and Position	Principal Occupation or Employment and Principal Business Address[2]	Citizenship
Shinichi Yoshihara, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

Yusuke Hagiwara, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

Kotaro Okuni, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

2 Unless otherwise indicated, the present principal occupation of each Covered Person is with NYK Holding (Europe) B.V.

Directors and Executive Officers of Nippon Yusen Kabushiki Kaisha

Name and Position	Principal Occupation or Employment and Principal Business Address[3]	Citizenship
Hitoshi Nagasawa, Chairman, Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Takaya Soga, President, Representative Director, President & Chief Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Akira Kono, Representative Director, Executive Vice-President Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Yasunobu Suzuki, Director, Managing Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Eiichi Tanabe, Chief Outside Director, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Satoko Shisai, Outside Director, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Satoko Kuwabara, Outside Director, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Keiko Kosugi, Director, Audit & Supervisory Committee member	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Yutaka Higurashi, Director, Audit & Supervisory Committee member	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Hiroshi Nakaso, Outside Director, Audit & Supervisory Committee member, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Motoyuki Ii, Outside Director, Audit & Supervisory Committee member, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Ritsuko Nonomiya, Outside Director, Audit & Supervisory Committee member, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

3 Unless otherwise indicated, the present principal occupation of each Covered Person is with Nippon Yusen Kabushiki Kaisha

Directors and Executive Officers of TS Shipping Invest AS

Name and Position	Principal Occupation or Employment and Principal Business Address[4]	Citizenship
Øyvind Holte, Chairman	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Trygve Seglem, President and Chief Executive Officer	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Synnøve Seglem, Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Jorunn Seglem, Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Kjell Erik Jacobsen, Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

Jon Christian Syvertsen, Director	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

4 Unless otherwise indicated, the present principal occupation of each Covered Person is with TS Shipping Invest AS.

Directors and Executive Officers of Seglem Holding AS

Name and Position	Principal Occupation or Employment and Principal Business Address[5]	Citizenship
Trygve Seglem, Chairman, President and Chief Executive Officer	Smedasundet 40, Postbox 2017 Raglamyr, 5504 Haugesund, Norway	Norwegian

5 Unless otherwise indicated, the present principal occupation of each Covered Person is with Seglem Holding AS.